      As filed with the Securities and Exchange Commission
                     on December 11, 1995

                   Registration No. 33-77970

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3

                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933

                 AMERICAN BANKNOTE CORPORATION
     (Exact name of registrant as specified in its charter)

                       51 West 52 Street
                    New York, New York 10019
                         (212) 582-9200

          Delaware                                13-0460520
(State or other jurisdiction                  (I.R.S. Employer)
of incorporation or organization)            Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     Harvey J. Kesner, Esq.
            Senior Vice President and General Counsel
                  American Banknote Corporation
                       51 West 52 Street
                   New York , New York 10019
                        (212) 582-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copy to:
                       Dennis Block, Esq.
                    Weil, Gotshal & Manges
                       767 First Avenue
                   New York, New York 10153

           DE-REGISTRATION OF UNSOLD COMMON STOCK

This Post-Effective Amendment No. 1 is being filed solely to de-register 521,900 shares of the common stock, par value $.01 per share ("Common Stock") of American Banknote Corporation ("Registrant") which were registered pursuant to a Registration Statement, on form S-3, Registration No. 33-77970 for sale by De La Rue AG ("DLR"), a selling stockholder. The obligation of the Registrant to maintain an effective registration with respect to the DLR shares having expired, the Registrant has filed this amendment to de-register such shares.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-77970) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of December, 1995.

                                    AMERICAN BANKNOTE CORPORATION

                                      S/Harvey J. Kesner
                                    By: Harvey J. Kesner
                                    Senior Vice President and
                                    General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                        Date

s/Morris Weissman
Morris Weissman    Chairman of the Board        December 11, 1995
                   and Chief Executive Officer
                  (Principal Executive Officer)

s/John T. Gorman
John T. Gorman     Executive Vice President     December 11, 1995
                   And Chief Financial Officer
                  (Principal Financial and
                   Accounting Officer)

s/David S. Rowe-Beddoe
David S. Rowe-Beddoe      Director              December 11, 1995

s/C. Gerald Goldsmith
C. Gerald Goldsmith       Director              December 11, 1995

s/Ira J. Hechler
Ira J. Hechler            Director              December 11, 1995

s/Bette B. Anderson
Bette B. Anderson         Director              December 11, 1995

s/Dr. Oscar S. Arias
Dr. Oscar S. Arias        Director               December 11, 1995